                                                                   EXHIBIT 10.27

                         AGREEMENT TO PURCHASE AND SELL


                  This Agreement to Purchase and Sell is made and entered into effective as of June 15, 2001, by and between JCC Canal Development, L.L.C., a Louisiana limited liability company, and 3CP Associates, L.L.C., a Louisiana limited liability company, on the following terms and conditions.

                                  INTRODUCTION

         A. JCC Fulton Development, L.L.C., a Louisiana limited liability company, and WI Acquisition Corporation, a Delaware corporation, entered into that certain Agreement to Purchase and Sell (the "Original Agreement"), dated February 14, 2000, pursuant to which JCC Fulton Development, L.L.C. agreed to sell to WI Acquisition Corporation the property more fully described therein, including without limitation Lot 3CP, Second Municipal District, City of New Orleans, State of Louisiana. WI Acquisition Corporation assigned all of its right, title and interest in and to the Original Agreement, effective as of April 17, 2000. By that certain Amendment to Agreement to Purchase and Sell, dated July 20, 2000, the parties thereto made certain changes to the Original Agreement, including without limitation recognizing 3CP Associates, L.L.C. as the successor to WI Acquisition Corporation as the "Purchaser" under the Original Agreement.

         B. At the time of the execution of the Original Agreement and continuing through the effective date of this Agreement, JCC Canal Development, L.L.C., an affiliate of JCC Fulton Development, L.L.C., owned Lot 3CP, notwithstanding the obligation in the Original Agreement of JCC Fulton Development, L.L.C. to sell Lot 3CP to 3CP Associates, L.L.C.

         C. JCC Fulton Development, L.L.C. and 3CP Associates, L.L.C. desire to terminate the Original Agreement without any claim or liability of either party as a result thereof. In place of the Original Agreement, JCC Canal Development, L.L.C. and 3CP Associates, L.L.C. desire to enter into a new agreement pursuant to which, subject to and in accordance with the terms of this Agreement, JCC Canal Development, L.L.C. agrees to sell to 3CP Associates, L.L.C. and 3CP Associates, L.L.C. agrees to purchase from JCC Canal Development, L.L.C. the Property as more fully described herein.

                                    Article 1
                                   Definitions

                  Definitions. As used in this Agreement, the following terms have the meaning herein sot forth:

         1.1 "Additional Deposit" means the sum of $300,000.00 together with any accrued interest thereon.

         1.2 "Agreement" means this Agreement for Purchase and Sale.



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         1.3 "Air Rights Agreement" means that certain Air Rights Agreement, between Canal Development, L.L.C., a Louisiana limited liability company and formerly known as CP Development, L.L.C., and Badine Land Limited, a Louisiana limited partnership, dated December 17, 1998, a true and correct copy of which was registered on June 9, 1999 in Conveyance Office Instrument # 179867, N.A. # 99-26294.

         1.4 "Air Rights Option Agreement" means that certain Option Agreement between the City of New Orleans and Badine Land, Ltd., registered on July 26, 1999 in Conveyance Office Instrument #182208, N.A, # 99-33282.

         1.5 "Business Days" means Monday through Friday inclusive, excluding national holidays.

         1.6 "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended.

         1.7 "Claim" means any claim, liability, demand, loss, damage, deficiency, litigation, cause of action, penalty, fine, judgment, defense, imposition, fee, lien, bonding cost, settlement, disbursement, penalty, cost or expenses of any and every kind and nature (including without limitation Litigation Expenses), whether known or unknown, incurred or potential, accrued, absolute, direct, indirect, contingent or otherwise and whether imposed by strict liability, and consequential, punitive and exemplary damage claims.

         1.8 "Closing" means the closing of the purchase and sale of the Property pursuant to this Agreement.

         1.9 "Closing Date" means the date on which the Closing occurs.

         1.10 "Closing Documents" means the documents to be executed by the Parties at Closing.

         1.11 "Closing Effective Date" shall be 12:01 a.m. central standard time on the date immediately following the Closing Date.

         1.12 "Commitment" means an owner's title policy commitment issued by the Title Company dated no earlier than the Effective Date.

         1.13 "Days" refers to calendar days except as used in "Business Days."

         1.14 "Default" means a breach of any provision of this Agreement by a Party.

         1.15 "Deposit" means the sum of $300,000.00 together with any accrued interest thereon.

         1.16 "Effective Date" is June 15, 2001.

         1.17 "Encumbrances" means any lien, privilege, charge, servitude, casement, option,





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right of first refusal, conditional sales contract, mortgage, security interest or encumbrance, including liens, charges, security interests, or encumbrances securing payment of Claims or payment of charges for labor, materials, supplies, equipment, rent, or utilities.

         1.18 "Environmental Requirements" means all Governmental Regulations and all other agreements and other restrictions and requirements in effect on or prior to the Closing Date of any Governmental Authority relating to the regulation or protection of human health and safety, natural resources, conservation, the environment, or the storage, treatment, disposal, processing, release, discharge, emission, use, remediation, transportation, handling, or other management of industrial, gaseous, liquid or solid waste, hazardous waste, hazardous or toxic substances or chemicals, or pollutants. The term shall specifically include, without limitation, the regulations of the federal Public Health Service and Department of Transportation concerning the transport of etiologic agents or similar agents, the regulations of the Nuclear Regulatory Commission concerning radioactive materials and waste, the regulations of the Occupational Safety and Health Administration, and the following environmental laws: The Clean Air Act (42 U.S.C.A. Section 1857); the Federal Water Pollution Control Act (33 U.S.C. Section 1251); the Resource Conservation and Recovery Act of 1978, (42 U.S.C. Section 6901); the Resource Conservation and Recovery Act of 1976. (42 U.S.C. Section 6901); CERCLA, as amended by the Superfund Amendments and Reauthorization Act of 1986 (Pub.L. 99-499, 100 Stat. 1613); the Toxic Substance Control Act (15 U.S.C. Section 2601), the Clean Water Act (33 U.S.C.
Section 1251); the Safe Drinking Water Act (42 U.S.C. Section 30); the Occupational Safety and Health Act (29 U.S.C. Section 651); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 135); the Louisiana Environmental Quality Act (La. R.S. 30:2001); and the Louisiana Air Quality Regulations (La. C. 33:111.2595) including any amendments or extensions thereof and any rules, regulations, standards or guidelines issued pursuant to or promulgated under any of the foregoing.

         1.19 "Governmental Authority" means any federal, State, parish, regional, or local government, political subdivision, any governmental agency, department, authority, instrumentality, bureau, commission, board, official, or officer, any court, judge, examiner, or hearing officer, any legislative, judicial, executive, administrative, or regulatory body or committee or official thereof or private accrediting body.

         1.20 "Governmental Regulation" means laws, statutes, codes, acts, ordinances, orders, judgments, decrees, writs, injunctions, rules, regulations, restrictions, permits, plans, authorizations, concessions, investigation reports, guidelines, and requirements or accreditation standards of any Governmental Authority.

         1.21 "Hazardous Substance" means (a) any "hazardous substance" as defined in Section 101(14) of CERCLA or any regulations promulgated thereunder;
(b) petroleum and petroleum by-products; (c) asbestos or asbestos-containing material ("ACM"); (d) polychlorinated biphenyls; (c) urea formaldehyde foam insulation; or (f) any additional substances or materials which at any time are classified, defined or considered to be explosives, corrosive, flammable, infections, radioactive, mutagenic, carcinogenic, pollutants, hazardous or toxic under any of the Environmental Requirements.

         1.22 "Indemnified Party" means the Party entitled to indemnification pursuant to this Agreement.

         1.23 "Inspection Period" shall have the meaning provided in Section
8.1.

         1.24 "Indemnifying Party" means the Party obligated to provide indemnification pursuant to this Agreement.




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         1.25 "IRC" means the Internal Revenue Code of 1986, as amended, and any and all regulations and rulings promulgated thereunder,

         1.26 "Litigation Expenses" means all out-of-pocket costs and expenses incurred as a result of a Default, including the expenses of accountants, experts, consultants, attorneys, legal assistants, paralegals, law clerks, and others under such attorney's supervision and control, and all court costs and expenses.

         1.27 "Original Agreement" means the Agreement for Purchase and Sale dated as of February 14, 2000, by and between JCC Fulton Development, L.L.C., a Louisiana limited liability company, and WI Acquisition Corporation, a Delaware corporation, as assigned by WI Acquisition Corporation to 3CP Associates, L.L.C., a Louisiana limited liability company, and as amended by certain Amendment to Agreement to Purchase and Sell, dated July 20, 2000 together with any letter agreements extending the due diligence period.

         1.28 "Other Parties" means any Person other than a Party.

         1.29 "Party" or "Parties" means Seller and Purchaser, individually and collectively.

         1.30 "Person" means all juridical persons, whether corporate or natural, including individuals, firms, trusts, corporations, associations, joint ventures and partnerships.

         1.31 "Property" means all of Seller's right, title and interest in and to the immovable property more fully described on Exhibit 1 attached hereto, including without limitation the following described property:

                  (a)      All of the improvements thereon;

                  (b) Any rights, title and interest of Seller in and to adjacent streets, roads, alleys and rights of way;

                  (c) All the rights, ways, easements, privileges, servitudes, and advantages belonging or in anywise appertaining to such land, buildings, improvements, and other real property; and

                  (d) All intangible (incorporeal) property related to Seller's use and ownership of the real property, including all rights of Seller under any agreements with Badine Land, Limited, including specifically the Air Rights Agreement.

         1.32 "Purchaser" means 3CP Associates, L.L.C., and/or its successors and assigns.

         1.33 "Purchaser Group" means Purchaser and its affiliates, subsidiaries, owners, representatives, agents, servants, officers, attorneys and employees, individually and collectively.

         1.34 "Purchaser's Inspections" means the inspections, review, observations, studies, examinations, probes and research conducted by Purchaser in connection with its inspections of the Property as provided for in Article 8.




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         1.35 "Seller" moans JCC Canal Development, L.L.C. and its successors and assigns, individually and collectively.

         1.36 "Seller Group" means Seller, and its affiliates, subsidiaries, owners, representatives, agents, servants, officers, attorneys and employees, individually and collectively.

         1.37 "State" means the State of Louisiana.

         1.38 "Survey" means a survey of the Property in form satisfactory to Purchaser that contains, without limitation, the following characteristics:

                  (a)      Be staked on the ground; and

                  (b)      Show the:

                           (i) Location of all Improvements (both those completed and those under construction, highways, streets, roads, driveways, parking areas, railroads, fences, easements, and rights-of-way,

                           (ii) Location of all utilities servicing the Property or easements on the Property;

                           (iii) The gross number of square feet contained in the Property.

                           (iv)     Reference bench mark utilized by the
                                    surveyor.

                           (v)      Any encroachments upon the Property; and

                  (c) Contain a metes and bounds description of the land comprising the Property. The beginning point of the metes and bounds description should be established by a monument or by reference to a nearby monument, and such description should refer to all streets, roads, alleys, and other rights-of-way that abut the Property and recite the width thereof; and

                  (d) Contain the surveyor's certification addressed to Purchaser and the Title Company stating, among other things, that there are no encroachments across the boundary lines of the Property, and that the Property has adequate access to public rights-of-way.

         1.39 "Title Agent" means Key Title Agency, New Orleans, Louisiana.

         1.40 "Title Company" means First American Title Insurance Company.

         1.41 "Transaction" means the transaction contemplated under this Agreement.




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                                   Article 2.
                                Purchase and Sale

         2.1 Sale of Property. At the Closing, Seller agrees to sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser agrees to purchase from Seller, the Property, with limited warranty of title, Seller warranting title for the duration of its ownership of the Property, but not otherwise, for the sum of Six Million and No/100 ($6,000,000.00) Dollars cash ("Cash Consideration").

                  Each of Seller and Purchaser acknowledge and agree that no representations or warranties have been made by Seller with respect to the Property, or the transaction contemplated by this Agreement other than those expressly set forth in Article 4 of this Agreement. Purchaser acknowledges that Purchaser will undertake an independent inspection of the Property and agrees that, subject to the representations and warranties of Seller set forth in said
Article 4, Purchaser is purchasing the Property absolutely "AS IS, WHERE IS" in its present state of condition, with all faults, including latent defects, and Seller makes no representations or warranties of any kind, express, implied or statutory, as to the condition of the Property. Purchaser is not relying on any representations or warranties of Seller except as may be expressly set forth in this Agreement. The act of sale transferring the Property shall contain the following provisions:

                  THIS PROPERTY IS SOLD by Vendor and. purchased by Purchaser "AS IS, WHERE IS" and "WITH ALL FAULTS," with no warranty of condition whatsoever, either expressed or implied, even for the return of the purchase price with Purchaser expressly waiving any and all other warranties, including those pertaining to fitness for a particular use, soil conditions, zoning or other use restrictions, compliance with the provisions of the Americans with Disabilities Act, or any environmental matters, as well as those warranties against hidden, latent, or redhibitory defects. Without limitation of the generality of the foregoing, Purchaser hereby expressly waives and renounces any and all rights or claims which it has or may have for redhibition, reduction of the purchase price, and/or quanti minoris, whether under articles 2520 et seq. of the Louisiana Civil Code or otherwise. Purchaser has inspected the property to the extent it deems necessary and is satisfied with the condition thereof. Purchaser acknowledges and declares that neither the Vendor nor any party, whomsoever, acting or purporting to act in any capacity whatsoever on behalf of the Vendor has made any direct, indirect, explicit or implicit statement, representation or declaration, whether by written or oral statement or otherwise, and upon which Purchaser has relied, concerning the existence or non-existence of any quality, characteristic or condition of the property herein conveyed. Purchaser has had lull, complete and unlimited access to the property heroin convoyed for all tests and inspections which Purchaser, in its sole discretion deems sufficiently diligent for the protection of its interests. Purchaser acknowledges and agrees that the foregoing disclaimer and waiver of warranties have been fully explained to Purchaser and that Purchaser understands the same. Purchaser and Vendor jointly acknowledge and agree that the foregoing waivers and disclaimers are of the essence of this transaction and the same would not otherwise have been entered into or consummated. By its signature Purchaser expressly acknowledges all such waivers, and its exercise of Purchaser's right to waive warranty pursuant to Louisiana Civil Code Articles 2503 and 2548.





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/s/ DBB [ILLEGIBLE]            Purchaser hereby acknowledges that the waiver of
Purchaser's                    warranty contained in this document has been
Initials                       fully explained to Purchaser by Purchaser's
                               attorney and/or the closing notary, and Purchaser
                               understands that by completing the sale
                               containing these terms Purchaser is giving up its
                               rights to get any money back or compensation from
                               the Vendor in the event Purchaser discovers
                               problems with the property, or any part of or
                               equipment located or used on the property.
                               Understanding this, Purchaser agrees to this
                               provision

         2.2 Payment of Cash Consideration. The Cash Consideration shall be due and payable at Closing by wire transfer of immediately available funds or as Seller shall otherwise designate in writing. At the Closing, the Cash Consideration due from Purchaser to Seller shall be reduced by the amount of the Deposit and Additional Deposit, if any.

         2.3 Apportionment. Notwithstanding the foregoing provisions of this
Article 2, the actual amount to be paid to Seller at the Closing will be subject to adjustment based on the apportionments and costs and expenses which the Parties are required to pay at the Closing pursuant to this Agreement.

         2.4 Deposit. On the Effective Date of the Original Agreement, Purchaser's predecessor, WI Acquisition Corporation, delivered to the Title Agent by wire transfer or check the amount of Three Hundred Thousand Dollars and No/100 ($300,000.00) as the Deposit under the Original Agreement. WI Acquisition Corporation assigned all right, title and, interest in and to the Original Agreement, including the Deposit, to Purchaser, JCC Fulton Development, LL.C. and Purchaser (as assignee of the rights of WI Acquisition Corporation under the Original Agreement) shall authorize and direct the Title Agent to release the Deposit under the Original Agreement, including all interest thereon, to or as directed by Purchaser effective upon the execution of this Agreement. Purchaser shall then immediately deliver to the Title Agent the sum of Three Hundred Thousand Dollars and No/100 ($300,000.00) as the Deposit under this Agreement. The Deposit shall be held in escrow by the Title Agent and disbursed in accordance with the terms of this Agreement. The Deposit shall not be earnest money, and Purchaser reserves the right to demand specific performance.

         2.5 Additional Deposit. On the first Business Day after the end of the inspection Period and provided Purchaser has not terminated this Agreement, Purchaser shall deliver by wire transfer or check the amount of $300,000.00 to the Title Agent as the Additional Deposit. The Additional Deposit will be distinct from and in addition to the Deposit, but will be subject to all of the same terms and conditions of this agreement as the Deposit.

                                    Article 3
                                   Liabilities

         3.1 Purchaser Liabilities. Notwithstanding anything in this Agreement to the contrary or in any other agreement or document executed by Purchaser in connection with this Agreement or the Transaction, Purchaser Group shall not incur any pecuniary, financial or personal liability or obligation whatsoever, whether known or unknown, accrued, absolute, direct, indirect, contingent or otherwise, for Claims accruing prior to the Closing Date, or which arises after the Closing Date but are based on facts, circumstances, events, or actions of Seller prior to the Closing Date, including but not limited to any pecuniary, financial or personal liability or






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obligations for Claims arising out of or resulting from the ownership, operation, leasing, use and maintenance through the Closing Date by Seller of the Property.

                  If the Closing fails to occur solely as a result of an uncured Default by Purchaser, Seller will be entitled to retain the Deposit and the Additional Deposit, if any, as its sole and exclusive remedy for this Default. Except as provided in the preceding sentence, Purchaser shall have no further obligation to Seller under this Agreement as of the Closing Date, and under no circumstances will Purchaser Group incur any pecuniary charge or financial liability to Seller or any Person claiming by or through Seller with respect to Purchaser's performance under this Agreement. Seller waives any right to specific performance.

                  The Purchaser shall be liable for all Claims of Other Parties arising after the Closing Date and arising out of or resulting from the ownership, operation, leasing, use and maintenance of the Property including, without limitation:

                  (a) Claims for taxes, assessments, fees and penalties due or accrued with respect to the Property after the Closing Effective Date to Governmental Authorities; and

                  (b) Claims arising from or in connection with (i) the presence of Hazardous Substances in, on, under, at, or emanating from, the Property after the Closing Effective Date; (ii) any violation of Environmental Requirements by Purchaser or any other Person in connection with the Property or the use of the Property occurring after the Closing Effective Date.

except for (i) Claims arising after the Closing Date but that are based on facts, circumstances, events or actions of Seller prior to the Closing Date or
(ii) Claims that the Seller is otherwise liable for pursuant to Section 3.2 below.

         3.2 Notwithstanding anything in this Agreement to the contrary or any other agreement or document executed by Seller in connection with this Agreement or the Transaction, Seller Group shall not have any pecuniary, financial or personal liability or obligation whatsoever, whether known or unknown, accrued, absolute, direct, indirect, contingent or otherwise, for Claims accruing after the Closing Date unless such Claims are based on facts, circumstances, events, or actions of Seller prior to Closing Date, including but not limited to any pecuniary, financial or personal liability or obligation for Claims arising out of or resulting from the ownership, operation, leasing, use and maintenance after the Closing Date by Purchaser of the Property.

         3.3 Seller's Liabilities. Seller shall be solely liable for all Claims of Other Parties, whether known or unknown, accrued, absolute, direct, indirect, contingent or otherwise, accruing prior to the Closing Effective Date, or which arise after the Closing Effective Date but are based on facts, circumstances, events, or actions of Seller Group prior to the Closing Effective Date in connection with the Property, including without limitation, the following:

                  (a) Claims for taxes, assessments, fees and penalties due or accrued with respect to the Property prior to the Closing Effective Date to Governmental Authorities; and



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

                  (b) Claims arising from or in connection with (i) the presence of Hazardous Substances in, on, under, at, or emanating from, the Property on the Closing Effective Date; (ii) any violation of Environmental Requirements by Seller or any other Person in connection with the Property or the use of the Property occurring prior to the Closing Effective Date.

         3.4 Acknowledgments. Seller and Purchaser each acknowledge the provisions of this Article 3, and, particularly, the limitations on each party's liability under this Agreement. Seller and Purchaser each hereby waive and release any and all Claims each party may have against the other party consistent with the provision of this Article 3, and each party's acts or failure to act with respect to the matters set forth in this Article 3. The provisions of this Article 3 shall survive Closing.

                                    Article 4
                    Representations and Warranties of Seller

                  Seller represents and warrants to Purchaser as follows:

         4.1 Agreement Not in Breach of Other Instruments. Neither the execution, delivery, or performance of this Agreement or any other agreement contemplated hereby, nor the compliance with the respective terms and provisions hereof or thereof, nor the consummation of the Transaction, will: (a) conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, any agreement or instrument to which Seller is a party or is subject; (b) conflict with, or result in a breach of any agreement or instrument reflected in public records or, to the best of Seller's knowledge, to which any predecessor of Seller is a party, or to which the Property is subject; (c) violate any restriction to which Seller or, to the best of Seller's knowledge, to which any predecessor of Seller is a party, or to which the Property is subject; (d) to the best of Seller's knowledge, constitute a violation of any Governmental Regulation; (e) result in the acceleration of any Encumbrance pertaining to the Properly, or the cancellation of any agreement pertaining to the Property; or (1) result in the creation of any Encumbrance upon the Property.

         4.2 Binding Obligation. This Agreement, to the extent permitted by Governmental Authority and Governmental Regulation, constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms (except as enforceability may be restricted or delayed by bankruptcy, insolvency, moratorium or similar laws affecting or relating to the enforcement of creditors' rights in general and by general principles of equity). Without limiting the generality of the foregoing, Seller represents and warrants to Purchaser that Seller's Plan of Reorganization was confirmed by the Court on March 19, 2001, Case # 01-10088, U.S. Bankruptcy Court for the Eastern District of Louisiana, and that this Agreement constitutes the valid, binding and enforceable agreement of Seller without any further bankruptcy or other court or governmental approval.

         4.3 Environmental Matters. To Seller's knowledge and except as may be reflected in that certain Phase I Environmental Site Assessment by W.D. Scott Group, Inc. dated March 10, 1992, designated as SGI Project Number 24-1336-033:
(a) the ownership and operation of the Property and any use, storage, treatment, disposal, or transportation of Hazardous Substances that has occurred in or on the Property prior to the date of this Agreement have been in compliance with all applicable Environmental Requirements;(b) during the ownership and

Operation of the Property by Seller, no release, leak, discharge, spill, disposal, or omission of Hazardous Substances has occurred in, on, or under the Property in a quantity or manner that violates or requires further investigation or remediation under Environmental Requirements; and (c) the Property is free of Hazardous Substances in unlawful quantities as of the date of this Agreement. Seller represents and warrants that to Seller's knowledge there is no pending or threatened litigation or administrative investigation or proceeding concerning the Property involving Hazardous Substances or Environmental Requirements. Seller represents and warrants that to Seller's knowledge there are no asbestos-containing material within the Property, whether friable or non-friable.

         4.4 Leases. To the best of Seller's knowledge, and except as may be shown in the First American Title Insurance Company Policy No. D102642 dated October 30, 1998, and the survey by Gandolfo Kuhn & Associates dated October 20, 1998, that there are no leases, subleases, licenses or rights of occupancy affecting the Property other than short term parking agreements and a kiosk lease, all of which arc terminable without expense on no more than thirty (30) days notice.

         4.5 Parties in Possession. To the best of Seller's knowledge, and except as may be shown in the First American Title Insurance Company Policy No. D102642 dated October 30, 1998, and the survey by Gandolfo Kuhn & Associates dated October 20, 1998, there are no parties in possession of any portion of the Property as tenants, possessors or trespassers, other than the occupants under the short term parking agreements and the kiosk lease.

         4.6 Tax Status. Seller and all persons holding beneficial interests in the Property are "United States Persons", as defined by Section 1445(f)(3) and
Section 7701(g) of the IRC, and the purchase of the Property by Purchaser pursuant to this Agreement is not subject to the withholding requirements of
Section 1445(a) of the IRC.

         4.7 Condemnation. Seller has no knowledge of any pending, contemplated, or threatened condemnation or similar proceeding or of any litigation affecting the Property or any part thereof.

         4.8 Seller's Knowledge. The Parties hereby acknowledge and agree that references in this Agreement to "Seller's knowledge" or "to the best of Seller's knowledge" shall be deemed to mean the actual subjective knowledge of Seller, its respective representatives, and attorneys, without any investigation and/or inquiry whatsoever.

         4.9 Termination of Representations and Warranties. The representations and warranties set forth in this Article 4 shall be continuing and shall be true and correct on and as of the Closing Date with the same force and effect as if made at that time, provided, however, and all such representations and warranties shall not survive the Closing.

                                    Article 5
                          Representations of Purchaser

                  Purchaser represents to Seller as follows:

         5.1 Binding Obligation of Purchaser. This Agreement, to the extent permitted by Governmental Authority and Governmental Regulation, constitutes a legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         5.2 Execution and Delivery by Purchaser. On the Closing Date Purchaser shall have taken or caused to be taken all actions necessary to authorize the execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations under this Agreement, all approvals, consents, and authorizations required by the applicable laws of the State for Purchaser to enter into and perform its obligations under this Agreement shall have been obtained and/or complied with, and no further authorization shall be necessary or required for due execution, delivery, or performance by Purchaser of this Agreement, and Purchaser's authorization to enter into this Agreement shall not have been repealed, or materially altered, modified, or amended.

         5.3 Status and Authority of Purchaser. Purchaser has the legal right, power and authority to enter into this Agreement, and to perform the obligations imposed upon it under this Agreement.

         5.4 Agreement Not in Breach of Other Instruments. Neither the execution, delivery, or performance of this Agreement or any other agreement contemplated hereby, nor the compliance with the respective terms and provisions hereof or thereof, nor the consummation of the Transaction, will: (a) conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, any agreement or instrument to which Purchaser is a party or is subject; (b) conflict with, or result in a breach of any agreement or instrument reflected in public records or, to the best of Purchaser's knowledge, to which any predecessor of Purchaser is a party, or to which the Property is subject; or (c) violate any restriction to which Purchaser is subject.

         5.5 Preservation of Accuracy of Representations and Warranties. Purchaser shall take all action necessary to prevent any representation or warranty contained in Article 5 of this Agreement from becoming inaccurate as of the Closing Effective Date. Purchaser promptly will notify Seller of any lawsuits, Claims, administrative actions or other proceedings asserted or commenced against Purchaser involving the Property. Purchaser will promptly notify the Seller of any facts or circumstances which come to Purchaser's attention and which cause, or through the passage of time may cause, any of Purchaser's representations and warranties to be inaccurate, untrue or misleading at any time from the date of this Agreement to the Closing Effective Date.

         5.6 Termination of Representations and Warranties. The representations and warranties set forth in this Article 5 shall be continuing and shall be true and correct on and as of the Closing Date with the same force and effect as if made at that time, provided, however, and all such representations and warranties shall not survive the Closing.

                                    Article 6
                               Covenants of Seller

                  Seller covenants and agrees with Purchaser as follows:

         6.1 Access and Information. At all times prior to the Closing Effective Date, Seller shall afford to Purchaser and its agents, employees and authorized representatives, access, during normal business hours, to the Property and to Seller's books, accounts and records and all other relevant documents and information with respect to the Property, as may be reasonably requested. If this Agreement is terminated prior to Closing for any reason, all such information shall be returned to Seller within five (5) Business Days.

         6.2 Acts Affecting the Property. During the period between the execution of this Agreement and the Closing Effective Date, Seller will refrain from (a) performing any grading or excavation, or construction to the Property, or making any substantial change or improvements on or about the Property; (b) creating any Encumbrance affecting the Property; (c) committing any waste or nuisance upon the Property, and (d) consenting to the acquisition by Badine Land Limited, its successors or assigns, of air rights adjacent to Lot 3CP under the Air Rights Option Agreement or otherwise unless the air rights will be transferred to the City of New Orleans as provided under Section 1.1 of the Air Rights Agreement, waiving any right with respect to the Air Rights Agreement or transferring or assigning any rights with respect to the Air Rights Agreement.

         6.3 Preservation of Accuracy of Representations and Warranties. Seller shall take all action necessary to prevent any representation or warranty contained in Article 4 of this Agreement from becoming inaccurate as of the Closing Effective Date. Seller promptly will notify Purchaser of any lawsuits, Claims, administrative actions or other proceedings asserted or commenced against Seller involving the Property. Seller will promptly notify the Purchaser of any facts or circumstances which come to Seller's attention and which cause, or through the passage of time may cause, any of Seller's representations and warranties to be inaccurate, untrue or misleading at any time from the date of this Agreement to the Closing Effective Date.

                                    Article 7
                                 Indemnification

         7.1 Indemnification of Seller. Seller hereby indemnifies and holds harmless Purchaser Group in respect of any and all Claims (including Litigation Expenses for investigating or defending any Claims or threatened Claims) incurred by or asserted against Purchaser Group arising out of any or all Seller's liabilities set out in Section 3.2 or elsewhere in this Agreement. The indemnification contained in this Section shall be in addition to, and not in place of, any other remedies, whether at law or in equity, that Purchaser Group may have against Seller.

         7.2 Indemnification of Purchaser. Purchaser hereby indemnifies and holds harmless Seller Group in respect of any and all Claims (including Litigation Expenses for investigating or defending any Claims or threatened Claims) incurred by or asserted against Seller Group arising out of any or all Purchaser's liabilities set out in Section 3.1 or elsewhere in this Agreement. The indemnification contained in this Section shall be in addition to, and not in place of, any other remedies, whether at law or in equity, that Seller Group may have against Purchaser.

         7.3 Claims for Indemnification. Whenever any Claim shall arise for indemnification hereunder, the Indemnified Party shall promptly notify the Indemnifying Party of the Claim and, when known, the facts constituting the basis for such Claim. In the event of any Claim for indemnification hereunder resulting from any Claim by any Other Party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any Claim by an Other Party for which the Indemnified Party is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld) unless suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall have failed to take control of such suit after notification thereof as provided in this Agreement.

         7.4 Defense by Indemnifying Party. In connection with any Claim giving rise to indemnification hereunder resulting from any Claim by any Other Party, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such Claim if the Indemnifying Party acknowledges to the Indemnified Party in writing the Indemnifying Party's obligation to indemnify the Indemnified Party with respect to all elements of such Claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such Claim (a) the Indemnified Party may defend against such Claim in such manner as it may deem appropriate, including, but not limited to, settling such Claim, on such terms as the Indemnified Party may deem appropriate after giving two (2) Business Days' notice of the terms of the proposed settlement to the Indemnifying Party, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such Claim with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party, after taking into consideration the potential amount of an adverse judgment, did not defend or settle such Claim in a reasonably prudent manner.

         7.5 Manner of Indemnification. All amounts indemnified hereunder shall be paid in cash or by delivery of a check in the amount of the indemnified liability.

                                    Article 8
                            Purchaser's Due Diligence

          8.1 Purchaser's Inspections. Seller agrees that Purchaser shall have a sixty (60) day due diligence period starting on Friday, June 15, 2001, to conduct inspections of the Property ("Inspection Period"), including, without limitation, environmental audits, wetlands determinations, appraisals, zoning, economic and engineering feasibility studies, soil tests, and such other inspections as Purchaser deems necessary to satisfy itself with respect to Seller's title and the condition of the Property. Seller understands and agrees that Purchaser and its respective employees, agents, and representatives may find it appropriate to contact Governmental Authorities in connection with the result of Purchaser's Inspections to the Property. Purchaser's sole remedy for any defects in the Property discovered during the Inspection Period will be its termination rights established in Section 8.5.

          8.2 Survey. Seller, at Seller's sole cost and expense, shall cause to have prepared the Survey. Seller shall deliver the survey to Purchaser within 45 days of the Effective Date.

          8.3 Title Commitment. Seller, at Seller's sole cost and expense, shall order the Commitment to be issued by the Title Company through the Title Agent, accompanied by copies of all recorded documents relating to restrictions, servitudes, easements, rights-of-way, and other matters affecting the Property. The Commitment will be in a form satisfactory to Purchaser and will commit the Title Company to issue at the Closing an ALTA form of Owner's Title

Insurance Policy to Purchaser, such policy to be in an amount equal to the Cash Consideration and shall be paid for by Seller.

          8.4 Inspection Procedure. Purchaser shall make Purchaser's Inspections in good faith, with due diligence, and at Purchaser's sole risk. All inspection fees, wetlands determinations, environmental studies, appraisal fees, engineering fees and other expenses of any kind incurred by Purchaser relating to Purchaser's Inspections will be solely Purchaser's expense except as set forth in Sections 8.2 and 8.3. Seller shall cooperate with Purchaser in all reasonable respects in making Purchaser's Inspections. Purchaser shall notify Seller not less than one (1) Business Day in advance of making any of Purchaser's Inspections. Purchaser agrees to indemnify and hold Seller and its employees harmless, to the extent permitted by Governmental Authority and Governmental Regulation, from any and all Claims sustained by Seller which arise out of the Purchaser's Inspections and to pay the cost of repair for any damage to the Property in connection with any of Purchaser's Inspection by or on behalf of Purchaser.

          8.5 Right to Terminate. Notwithstanding anything in this Agreement to the contrary, in the event Purchaser determines as a result of Purchaser's Inspections that title to and/or any condition of the Property is deficient in any respect in Purchaser's sole and absolute discretion, or if for any other reason Purchaser elects to terminate this Agreement, Purchaser may elect to terminate this Agreement by delivering written notice thereof to Seller prior to the expiration of the Inspection Period, in which event the Deposit will be immediately refunded to Purchaser and the Parties shall have no further rights or obligations hereunder except as provided in Article 3 and Section 8.4.

                                    Article 9
                Conditions Precedent to Obligations of Purchaser

                   The obligations of Purchaser under this Agreement to consummate the Transaction are, at the option of Purchaser (which may be waived specifically in writing by Purchaser, in whole or in part), subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

         9.1 Execution and Delivery of Closing Documents. Seller shall have executed and delivered each of the Closing Documents to which Seller is a Party.

         9.2 No Changes to Condition of Property. There shall have been, between the Effective Date and the Closing Effective Date, no material adverse change in the condition of the Property.

         9.3 No Misrepresentation or Breach of Covenants, Representations and Warranties. There shall have been no material breach by Seller in the performance of any of its covenants heroin, each of the representations and warranties of Seller contained or referred to in this Agreement shall be true and correct in all material respects on the Closing Effective Date as though made on the Closing Effective Date.

         9.4 Obstructive Proceedings. No suit, pleading, action, or Claim shall have been alleged, filed or instituted by any Person (excluding Purchaser) seeking injunctive relief or damages in a material amount, and no order, decree or judgment shall have been rendered by any Governmental Authority, which seeks to void or would prevent the consummation of, or render it unlawful for, Purchaser to enter into this Agreement, or acquire and/or operate the Property.

         9.5 Order Prohibiting Transaction. No order shall have been entered in any action or proceeding before any court or Governmental Authority, and no temporary, preliminary or permanent injunction by any court shall have been issued which would have the effect of (a) making the Transaction unenforceable or illegal; (b) otherwise preventing consummation of such transactions; (c) imposing material limitations on the ability to Purchaser effectively to acquire or hold the Property or to exercise full rights of ownership of the Property.

                                   Article 10
                  Conditions Precedent to Obligations of Seller

                  The obligations of Seller under this Agreement to consummate the Transaction are, at the option of Seller (which may be waived specifically in writing by Seller, in whole or in part), subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

         10.1 Execution and Delivery of Closing Documents. Purchaser shall have executed and delivered each of the Closing Documents to which Purchaser is a party and paid the Cash Consideration.

         10.2 No Misrepresentation or Breach of Covenants, Representations and Warranties. There shall have been no material breach by Purchaser in the performance of any of its covenants herein, each of the representations and warranties of Purchaser contained or referred to in this Agreement shall be true and correct in all material respects on the Closing Effective Date as though made on the Closing Effective Date.

         10.3 Obstructive Proceedings. No suit, pleading, action, or Claim shall have been alleged, filed or instituted by any Person (excluding Seller) seeking injunctive relief or damages in a material amount, and no order, decree or judgment shall have been rendered by any Governmental Authority, which seeks to void or would prevent the consummation of, or render it unlawful for, Seller to enter into this Agreement or sell the Property.

                                   Article 11
                            Closing and Closing Date

         11.1 Closing. The Closing shall occur no later than 120 days from Friday, June 15, 2001. Anything herein to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time:

                  (a) on or prior to the Closing Date by the mutual consent of the Parties; or

                  (b) for a reason otherwise permitted in this Agreement which does not constitute a Default by the terminating Party.

Upon any termination as above provided, written notice shall be given to the other Party, and thereupon this Agreement shall become void and of no effect and there shall be no liability on the part of any Party to any other Party and the Deposit and Additional Deposit, if any, will be refunded to Purchaser.

         11.2 Place. The Closing shall be held at the offices of Stone, Pigman, Walther, Wittmann & Hutchinson, L.L.P., 546 Carondelet Street, New Orleans, Louisiana 70130 or such other place as the Parties may mutually agree.

         11.3 Tax Deferred Exchange. Purchaser may structure the transfer of the Property as a tax deferred exchange pursuant to Internal Revenue Code Section 1031, and Seller agrees to cooperate with Purchaser, and to take such action as Purchaser may reasonably request in order to consummate such transfer. In connection with the foregoing, Purchaser shall have the right, without the consent of Seller, to assign or transfer all or any portion of its right, title and interest in, to, under or pursuant to this Agreement to any entity that may acquire or hold title to the Property for subsequent conveyance of the Property to Purchaser pursuant to the provisions of this Agreement.

                                   Article 12
                        Obligations of Parties at Closing

         12.1 Seller's Obligations to Purchaser at Closing. At the Closing, Seller shall execute, acknowledge, deliver or cause to be delivered to Purchaser, each of which must be in a recordable form satisfactory to Purchaser:

                  (a) Act of Cash Sale. An Act of Cash Sale in substantially the same form as Exhibit 3 attached hereto and made a part hereof, conveying to Purchaser all of Seller's right, title and interest in and to the Property with limited warranty of title, Seller warranting title for the duration of its ownership of the Property, but not otherwise, subject only to matters acceptable to Purchaser following its due diligence review of the Property and with full substitution and subrogation in and to any Claims and/or causes of action which Seller has or may have against all preceding owners.

                  (b) Consents. Any consents of third Persons which are necessary to effectively transfer the Property to Purchaser.

                  (c) Air Rights Agreements. (i) An assignment by Seller, without warranty, of all right, title and interest of Seller under the Air Rights Agreement; and (ii) a mutually acceptable agreement by and between Seller and Purchaser that provides that (1) to the extent Seller may have any continuing rights to do so under the Air Rights Agreement or otherwise, Seller agrees that it will not approve the acquisition by Badine Land Limited, its successors or assigns, of air rights adjacent to Lot 3CP under the Air Rights Option Agreement or otherwise unless the air rights will be transferred to the City of New Orleans as provided under Section 1.1 of the Air Rights Agreement; (2) except to Purchaser, Seller will not transfer or assign its rights under the Air Rights Agreement; and (3) for the remaining term of the Air Rights Option Agreement, as it may be extended, the owner of the membership interest(s) in Seller will not sell, assign, transfer or convey ownership or control of Seller to the holder of the option under the Air Rights Option Agreement or to a Person who, to Seller's knowledge, is an affiliate thereof. Purchaser's rights under the foregoing agreement shall be specifically enforceable and Purchaser shall have the right to obtain a preliminary injunction without the necessity of posting a bond or proving irreparable injury.

                  (d)      Possession. Possession of the Property.

                  (e) Owner's Affidavit. An owner's affidavit or affidavits in form and substance reasonably satisfactory to the Title Company and sufficient to cause the Title Company to issue an owner's policy (at Purchaser's sole cost) on the Property with a policy date no earlier than the Closing Date and without standard exceptions, including matters of survey and mechanic's liens.

                  (f) Non Resident Certificate. A certificate made under penalty of perjury by Seller stating that Seller is not a foreign Person as defined by the IRC.

                  (g) 1099 Information. Any information in connection with the conveyance of the Property by the Seller required by the IRC in connection with the preparation and filing of Treas. Form 1099.

                  (h) Additional Documentation. All documents to be provided executed and delivered by Seller to Purchaser as required by any other provision of this Agreement or as may be reasonably requested by Purchaser.

         12.2 Purchaser's Obligations to Seller at Closing. On the Closing Date, Purchaser shall deliver to Seller:

                  (a) Funds. The Cash Consideration by wire transfer of funds.

                  (b) Release of Deposits. Instructions to the Title Agent authorizing Title Agent to deliver the Deposit and the Additional Deposit to Seller, provided Purchaser shall get credit against the Cash Consideration for the amount of the Deposit, the Additional Deposit and any interest thereon delivered to Seller.

                  (c) Authority. Evidence of the Purchaser's authority to consummate the transaction.

                  (d) Additional Documentation. All documents to be provided, executed and delivered by Purchaser to Seller as required by any other provision of this Agreement or as may be reasonably requested by Seller.

         12.3 Closing Expenses and Apportionments:

                  (a) Closing Expenses. Seller and Purchaser shall each bear their respective costs and expenses incurred or to be incurred in negotiating and preparing this Agreement. Seller shall bear the cost of preparing and recording the Act of Sale.

                  (b) Proration of Taxes and Other Income. All ad valorem taxes, property taxes, and other taxes and other assessments and other items of current income or expense, for the current year, if any, shall be apportioned between Seller and Purchaser as of the Closing Effective Date; provided, however, that if the current year's tax assessment is not available at the time of Closing, the apportionment shall be based upon the most recent assessment available and shall be corrected so as to be accurate with monetary adjustment made within thirty (30) days after actual taxes are known.

                  (c) Transfer Taxes. All documentary, stamp, transfer, recording, gains, sales and other taxes or assessments incident to the sale of the Property must be paid in full by Seller prior to Closing.

                                   Article 13
                                     Default

         13.1 Breach by Seller. If Seller Defaults in the due and timely performance of any of the terms to be performed by Seller hereunder, makes any misrepresentation or is unable or unwilling to consummate the sale of the Property for any reason except Purchaser's Default or the termination of this Agreement pursuant to any of the termination provisions hereof (including
Section 6.4), Purchaser may, at its option, and as its sole and exclusive remedy, either (i) terminate this Agreement by written notice to Seller and demand the immediate return of the Deposit and Additional Deposit, if any, plus an equal sum from Seller as liquidated damages or (ii) seek specific performance of this Agreement.

         13.2 Breach by Purchaser. If Purchaser Defaults in the due and timely performance of any of Purchaser's obligations hereunder, the conditions to Purchaser's obligations set forth in this Agreement having been satisfied and Purchaser's being in Default and Seller not being in Default hereunder, Seller as its sole and exclusive remedy may terminate this Agreement by written notice to Purchaser and receive the Deposit and the Additional Deposit, if any. Seller shall not have the right to demand specific performance.

         13.3 Waiver. No delay or omission in the exercise of any right or remedy accruing to one Party upon any breach by another Party under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by a Party of any condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained. Except as specifically excepted in this Agreement, all rights, powers, options, or remedies afforded to any Party either hereunder or by law shall be cumulative and not alternative and the exercise of one right, power, option or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law.

                                   Article 14
                                  Miscellaneous

          14.1 Broker's Fees. Seller agrees to hold Purchaser harmless from and against any and all claims and demands by any real estate agent and/or broker engaged by Seller with respect to the purchase and sale contemplated under this Agreement. Purchaser warrants and represents to Seller that neither Roger II. Ogden, Darryl D. Berger nor any affiliate or company for which either may be an agent has a claim against Seller for a broker or real estate fee or commission. Purchaser agrees to hold Seller harmless from and against any and all claims and demands by any real estate agent and/or broker engaged by Purchaser with respect to the purchase and sale contemplated under this Agreement.

         14.2 Risk of Loss. The risk of loss or damage to the Property or any part thereof by fire or other casualty shall from the date hereof until the Closing Effective Date be borne by Seller.

         14.3 Notices. All notices or other communications required or permitted hereunder shall be in writing, shall be delivered personally or sent by facsimile electronic transmission (receipt confirmed), certified mail or by an overnight delivery service that operates on a nationwide basis, and routinely issues receipts, and shall be considered given upon the earlier of actual receipt or forty-eight (48) hours after mailing postage prepaid. All such notices shall be addressed as follows:

          IF TO PURCHASER:

                   3CP Associates, L.L.C.
                   c/o Darryl Berger Companies, Inc.
                   100 Conti Street
                   New Orleans, Louisiana 70130
                   Fax No.: (504) 581-7823

          with copies to:

                   Michael R. Schneider, Esq.
                   Stone, Pigman, Walther, Wittmann & Hutchinson, L.L.P. 546 Carondelet Street
                   New Orleans, Louisiana 70130
                   Fax No.: (504) 596-0835

          IF TO SELLER:

                   JCC Canal Development, L.L.C
                   c/o Jazz Casino Company
                   One Canal Place, Suite 900
                   365 Canal Street 70130
                   Attn: President and Vice-President of Finance

          with copies to:

                   Harrah's Entertainment, Inc.
                   One Harrah's Court
                   Las Vegas, NV 89119

          IF TO TITLE COMPANY:

                   Key Title Agency
                   201 St. Charles Avenue
                   31st Floor
                   New Orleans, Louisiana 70170-3100
                   Fax No.; (504) 207-7249

or to such other addresses as the parties may specify in writing.

         14.4 Further Assurances. Following the Closing, each of the Parties will take such further actions and execute and deliver such additional documents arid instruments as may be reasonably requested by any other Party in order to perfect and complete the purchase and sale of the Property as set forth herein, and the other transactions specifically contemplated herein.

         14.5 Waiver of Terms. Any of the terms or conditions of this Agreement may be waived at any time by the Parties which are entitled to the benefit thereof but only by a written notice signed by the Parties waiving such terms or conditions. The waiver of any term or condition shall not be construed as a waiver of any other term or condition of this Agreement.

         14.6 Amendment of Agreement. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by Seller and by Purchaser.

         14.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

         14.8 Partial Invalidity. If any one or more of .the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

         14.9 Assignment. Either Purchaser or Seller may assign any and all of its rights and interests under this Agreement to an entity which (i) controls, is controlled by, or is under common control with Seller or Purchaser, or (ii) results from a merger or consolidation with Seller or Purchaser.

         14.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, their respective successors, and permitted assignees.

         14.11 Execution in Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

         14.12 Titles and Headings. Titles and headings to sections herein are for purposes of reference only, and shall in no way limit, define, or otherwise affect the provisions herein.

         14.13 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them, with respect to the subject matter hereof.

         14.14 Litigation Expenses. If a Party litigates (a) any provision of this Agreement; (b) the subject matter of this Agreement; or (c) to enforce any warranty, representation or covenant of this Agreement, the Parties hereto agree that the unsuccessful litigant shall pay to the successful litigant all of its Litigation Expenses; provided, however, Litigation Expenses in connection with a claim for indemnification shall be governed by Article 7.

         14.15 Escrow Instructions. Seller and Purchaser agree that the Deposit and the Additional Deposit, if any (collectively, the "Deposits") shall be held by the Title Agent who shall invest the Deposits in an interest-bearing account or otherwise invest the same upon joint written instructions from Purchaser and Seller. By acceptance of the Deposits and a fully executed copy of this Agreement, Title Agent shall have agreed to the terms and conditions of this Agreement regarding the investment, holding, and disbursement of the Deposits. Title Agent shall disburse the Deposits in accordance with the terms of this Agreement. If a dispute arises concerning the disbursement of the Deposits, Title Agent shall have the right to hold the same until it is directed (a) by a court, arbitrator or other entity having authority to determine the entitlement of the Deposits as between Seller and Purchaser, (b) joint instructions of both Seller and Purchaser; and shall thereafter deliver the same in accordance with such direction. Seller and Purchaser jointly and severally agree to indemnify and hold harmless Title Agent from and against any and all losses, costs, expenses, liabilities, and claims, including reasonable attorney's fees, which may be incurred by Title Agent in connection with its duties as Title Agent hereunder, absent the willful default or gross negligence of Title Agent. Title Agent shall not incur any liability with respect to (i) any action taken or omitted in good faith upon the advice of its counsel or of counsel for any of the parties hereto, given with respect to any question relating to the duties and responsibilities of the Title Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including the written advice provided for herein, not only as to due execution, or identity and authority of any person executing such instrument, its validity and effectiveness, but also as to the truth and accuracy of any information contained therein which the Title Agent shall in good faith believe to be genuine, to have been signed by the proper person and which conforms to the provisions of this Agreement.

         14.16 Original Agreement. JCC Fulton Development, L.L.C. and 3CP Associates, L.L.C., the parties under the Original Agreement do hereby intervene in this Agreement for the sole purpose of consenting to the termination of the Original Agreement effective as of the effective date of this Agreement. Except for the rights of 3CP Associates, L.L.C. to the Deposit and all interest thereon as described above in Section 2.4 of this Agreement, (a) JCC Fulton Development, L.L.C. and 3CP Associates, L.L.C. do hereby release and waive any Claim (as defined in this Agreement) arising under, with respect to or in connection with the Original Agreement, including without limitation the negotiation, execution and termination thereof, and (b) neither JCC Fulton Development, L.L.C. nor 3CP Associates, L.LC. shall have any further rights or obligations under the Original Agreement. JCC Fulton Development, L.L.C. and 3CP Associates, L.L.C., if necessary, agree to cause their respective counsel to file appropriate pleadings in Case # 01-10089, U.S. Bankruptcy Court for the Eastern District of Louisiana, to dismiss as moot the pending Motion by JCC Fulton Development. L.L.C. to reject the Original Agreement.

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the dates written below.

                                 SELLER

                                 JCC Canal Development, L.L.C

                                 By:    /s/ Camille Fowler
                                    -------------------------------------------
                                         Name:    Camille Fowler
                                         Title:   Vice President
                                         Date:    August 9, 2001

                                 PURCHASER

                                 3CP Associates, L.LC.

                                 By:     3CP Investors, L.L.C., sole member

                                          By:   Darryl Berger Companies, Inc.

                                          By:    /s/  Darryl D. Berger
                                             ----------------------------------
                                          Date:  August 8, 2001
                                          By:     /s/  Roger H. Odgen
                                             ----------------------------------
                                                Roger H. Ogden
                                                Date:  August 8, 2001

TITLE AGENT
For Purposes of Section 14.15

Key Title Agency

By:    /s/  Steven A. Wats
   ---------------------------------
         Name: Steven A. Wats
         Title:   Agent
         Date:    August 10, 2001

SELLER UNDER ORIGINAL AGREEMENT
For purposes of Sections 2.4 and 14.16

JCC Fulton Development, L.L.C.

By:     /s/  Camille Fowler
   ---------------------------------
         Name:    Camille Fowler
         Title:   Vice President Finance
         Date:    August 9, 2001

                                                                       Exhibit 1



                              PROPERTY DESCRIPTION



Lot 3CP, Second Municipal District, City of New Orleans, State of Louisiana

                                                                       Exhibit 2

CASH SALE OF PROPERTY                                   UNITED STATES OF AMERICA

By: JCC Canal Development, L.L.C.                       STATE OF LOUISIANA

To: 3CP Associates, L.LC.                               PARISH OF ORLEANS

* * * * * * * * * * * * * * * * * * * * * *

                  BE IT KNOWN, that on this ______ day of ________________, ____________;

                  BEFORE ME, the undersigned Notary Public, duly commissioned and qualified, in and for the Parish and State aforesaid, and in the presence of the witnesses hereinafter named and undersigned,

                  PERSONALLY CAME AND APPEARED:

                  JCC Canal Development, L.LC., TIN _______________, a Louisiana limited liability company, represented herein by and through _________________, its _____________ duly authorized pursuant to ________________;

                  mailing address:

                  (hereinafter referred to as "Vendor");

and who declared that it does by these presents grant, bargain, sell, convey, transfer, assign, set over, abandon and deliver, with warranty of title by, through and under Vendor, but not otherwise, Vendor hereby warranting title to the property only from the date Vendor acquired title to the property to the date of this sale, but with fall substitution and subrogation in and to all the rights and actions of warranty which it has or may have against all preceding owners, unto:

                  3CP Associates, L.L.C., TIN _______________ , a Louisiana limited liability company, represented herein by and through its undersigned officer, duly authorized pursuant to a Resolution of the Board of Directors of said corporation, a certified copy of which is annexed hereto and made a part hereof;

                  mailing address:

                  (hereinafter referred to as "Purchaser");

here present, accepting and purchasing for itself, its successors and assigns, and acknowledging due delivery and possession thereof, all and singular the following described property, to-wit;

                  [PROPERTY DESCRIPTION]


                                     Ex.2-1

                  To have and to hold the above described property unto the said Purchaser, its successors and assigns forever.

                  This sale is made and accepted for and in consideration of the price and sum of SIX MILLION DOLLARS ($6,000,000.00), cash, which the said Purchaser has well and truly paid, in ready and current money to the said Vendor, who hereby acknowledges the receipt thereof and grants full acquaintance and discharge therefor.

                  THIS PROPERTY IS SOLD by Vendor and purchased by Purchaser "AS IS, WHERE IS" and "WITH ALL VAULTS," with no warranty of condition whatsoever, either expressed or implied, even for the return of the purchase price, with Purchaser expressly waiving any and all other warranties, including those pertaining to fitness for a particular use, soil conditions, zoning or other use restrictions, compliance with the provisions of the Americans with Disabilities Act, or any environmental matters, as well as those warranties against hidden, latent, or redhibitory defects. Without limitation of the generality of the foregoing, Purchaser hereby expressly waives and renounces any and all rights or claims which it has or may have for redhibition, reduction of the purchase price, and/or quanti monoris, whether under articles 2520 et seq. of the Louisiana Civil Code or otherwise. Purchaser has inspected the property to the extent it deems necessary and is satisfied with the condition thereof. Purchaser acknowledges and declares that neither the Vendor nor any party, whomsoever, acting or purporting to act in any capacity whatsoever on behalf of the Vendor has made any direct, indirect, explicit or implicit statement, representation or declaration, whether by written or oral statement or otherwise, and upon which Purchaser has relied, concerning the existence or non-existence of any quality, characteristic or condition of the Property herein conveyed. Purchaser has had full, complete and unlimited access to the property herein conveyed for all tests and inspections which Purchaser, in its sole discretion deems sufficiently diligent for the protection of its interests. Purchaser acknowledges and agrees that the foregoing disclaimer and waiver of warranties have been fully explained to Purchaser and that Purchaser understands the same. Purchaser and Vendor jointly acknowledge and agree that the foregoing waivers and disclaimers are of the essence of this transaction and the same would not otherwise have been entered into or consummated. By its signature Purchaser expressly acknowledges all such waivers, and its exercise of Purchaser's right to waive warranty pursuant to Louisiana Civil Code Articles 2503 and 2548.

___________       Purchaser hereby acknowledges that the waiver of warranty
Purchaser's       contained in this Purchaser's document has been fully
Initials          explained to Purchaser by Purchaser's attorney and/or Initials the closing notary, and Purchaser understands that by completing the sale containing these terms Purchaser is giving up its rights to get any money back or compensation from the Vendor in the event Purchaser discovers problems with the property, or any part of or equipment located or used on the property. Understanding this, Purchaser agrees to this provision

                   All City and State taxes up to and including the taxes due and exigible in 2000 are paid. Future tax payments shall be the responsibility of the Purchaser.


                                     Ex.2-2

                  The parties waive the products of the mortgage, conveyance, UCC and tax research certificates, and relieve and release me, Notary, from all responsibility by reason thereof.

                  This sale is made and accepted subject to the following:
[Permitted Encumbrances]

                  Reference is made to these restrictive covenants and conditions for notation purposes only and is not to be construed as a renewal or recreation of such in any manner whatsoever.

                  The parties hereto take cognizance of the following:

                  THUS DONE AND PASSED in New Orleans, Louisiana, on the day, month and year herein first above written, in the presence of the undersigned competent witnesses, who hereunder sign their names with the said appearers, and me, Notary, after reading of the whole.

WITNESSES:                              JCC CANAL DEVELOPMENT, L.LC.
                                        By:
                                            ----------------------------------
                                            Name:
---------------------------------                -----------------------------
                                            Title:
                                                  ----------------------------

                                        3CP ASSOCIATES, L.LC.

---------------------------------       By: 3CP Investors, L.L.C., sole member

                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------




                       ----------------------------------
                                  NOTARY PUBLIC

                                     Ex.2-3

                           JCC CANAL DEVELOPMENT, LLC.
                             512 SOUTH PETERS STREET
                              NEW ORLEANS, LA 70130

                                 August 8, 2001


3CP Associates, L.L.C.
c/o Darryl Berger Companies, Inc.
100 Conti Street
New Orleans, Louisiana 70130

                  Re: Proposed purchase of Lot 3CP, First Municipal District, City of New Orleans, State of Louisiana

Gentlemen:

                  JCC Canal Development, L.L.C., a Louisiana limited liability company ("Seller"), and 3CP Associates, L.L.C., a Louisiana limited liability ("Purchaser"), entered into that certain Agreement to Purchase and Sell (the "Purchase Agreement") dated as of June 15, 2001, pursuant to which Seller agreed to sell to Purchaser and Purchaser agreed to buy from Seller the property described therein, including Lot 3CP, First Municipal District, City of New Orleans, State of Louisiana ("Lot 3CP").

                  In connection with Purchaser's due diligence review under the Purchase Agreement and at your request, Seller advises you that Seller's only current business is the ownership of Lot 3CP, the potential commercial development of Lot 3CP, parking on Lot 3CP and short term rental of space to a kiosk operator located on a portion of Lot 3CP. Seller owns no other material assets and operates no other material businesses.

                  This letter is submitted by Seller at Purchaser's request to assist Purchaser in its decision whether to proceed with the purchase of Seller's assets as a going concern. However, this letter does not amend the Purchase Agreement. Furthermore, the statements in this letter are not representations or warranties under the Purchase Agreement, in connection with the sale of Lot 3CP or otherwise. Purchaser shall not have the right to terminate the Purchase Agreement, rescind the sale of Lot 3CP or recover damages as a result of this letter.

                                         Sincerely,
                                         JCC Canal Development, LL.C.


                                          By:    /s/  Camille Fowler
                                             ----------------------------------

                                 August 8, 2001


Key Title
c/o Steven A. Watts
Middleberg, Riddle & Gianna
201 St. Charles Avenue, Ste. 3100
New Orleans, Louisiana 70170-3100

                  Re: Agreement for Purchase and Sale dated as of February 14, 2000 by and between JCC Fulton Development, L.L.C. and WI Acquisition Corporation, as assigned by WI Acquisition Corporation to 3CP Associates, L.L.C. and as amended by the Amendment to Agreement for Purchase and Sell dated July 20, 2000 (the "Original Purchase Agreement")

Dear Steve:

                  JCC Fulton Development, L.L.C. and 3CP Associates, L.L.C. (as assignee of the rights of WI Acquisition Corporation under the Original Agreement) terminated the Original Agreement. You are hereby authorized and directed to release the Deposit (as defined in the Original Agreement), including all interests thereon, to or as directed by 3CP Associates, L.L.C.

                  Thank you for your cooperation.


                                                            Sincerely,

JCC Fulton Development, L.L.C.                              3CP Associates, L.LC.

                                                            By:   3CP Investors, L.L.C., us member
By:     /s/  Camille Fowler
   ---------------------------------
                                                                   By:     Darryl Berger Companies, Inc.

                                                                        By:     /s/  Darryl D. Berger
                                                                           ----------------------------------------

                                                                        By:     /s/  Roger H. Odgen
                                                                           ----------------------------------------
                                                                                Roger H. Ogden


MRS/lm